EXHIBIT 23.1




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Morgan Stanley Capital I, Inc., relating to Morgan Stanley Mortgage Loan Trust 2006-15XS, Mortgage Pass-Through Certificates, Series 2006-15XS, comprising part of the Registration Statement (No 333-130684) of Morgan Stanley Capital I Inc., of our report dated March 8, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in
Exhibit 99 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 25, 2006